Exhibit 99.1

AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, CA 92130

AmpliPhi Biosciences Reports Fourth Quarter and Full Year 2017 Financial Results and Business Highlights

•	Announced positive topline results for the first seven patients treated with AB-SA01 or AB-PA01 under ongoing expanded access program. Treatment was well tolerated with 86% of patients achieving treatment success
•	Signed a Cooperative Research and Development Agreement with the U.S. Department of Veterans Affairs
•	Completed a public offering of common stock in Jan. 2018 for gross proceeds of $4.0 million

San Diego (Mar. 14, 2018) – AmpliPhi Biosciences Corporation (NYSE American: APHB), a clinical-stage biotechnology company focused on precisely targeted bacteriophage therapeutics for antibiotic-resistant infections, today announced financial results for the fourth quarter and full year ended December 31, 2017. AmpliPhi Biosciences will not be conducting a conference call in conjunction with this financial release.

“I’m delighted to report that AmpliPhi made progress in the fourth quarter and into 2018,” said Paul C. Grint, M.D., CEO of AmpliPhi Biosciences. “The highlight of the period was the announcement of positive topline results from our expanded access program to treat severely ill patients with AB-SA01 or AB-PA01, our bacteriophage therapeutic candidates targeting resistant Staphylococcus aureus and Pseudomonas aeruginosa infections. Expansion of this innovative and potentially life-saving program continues, as evidenced by the collaboration agreement we recently signed with the U.S. Department of Veteran Affairs. Our plan remains to bring the data to the FDA in mid-2018, obtain feedback on the path to regulatory approval, and potentially initiate a Phase 2 or registrational clinical study as early as the second half of 2018.”

Recent Business Highlights

•	Announced positive topline results for the first seven patients treated under ongoing single-patient expanded access program. Six of the seven patients (86%) achieved treatment success (physician’s assessment), defined as complete resolution or significant improvement of baseline signs and symptoms. All patients were severely ill with life-threatening infections and unresponsive to antibiotics at the time of treatment.

•	Provided a corporate update during an investor conference call on January 3, 2018, outlining the company’s 2018 clinical strategy and the various approaches the company is taking to fund Phase 2 clinical development of its bacteriophage therapeutics.

•	Completed a public offering of 4,000,000 shares of common stock in January 2018, at a price to the public of $1.00 per share, for gross proceeds of $4.0 million.

•	Signed a Cooperative Research and Development Agreement (CRADA) with the U.S. Department of Veterans Affairs covering expanded access treatment for AB-SA01 and AB-PA01. Mark Holodniy, M.D., Professor of Medicine (infectious diseases) at Stanford University and the Veterans Affairs Palo Alto Health Care System and Director of the Public Health Surveillance for the Department of Veterans Affairs, will be the Principal Investigator leading the collaboration.

Fourth Quarter 2017 Financial Results

•	Research and development (R&D) expenses for the fourth quarter of 2017 were $1.1 million compared to $0.8 million for the fourth quarter of 2016.

•	General and administrative (G&A) expenses were $1.3 million for the fourth quarter of 2017 compared to $1.5 million for the fourth quarter of 2016. The decrease was primarily due to a decrease in non-cash stock-based compensation.

Full-Year 2017 Financial Results

•	R&D expenses for 2017 were $2.9 million compared to $5.7 million for 2016. The decrease was due to lower professional and consulting fees and clinical expenses. R&D expenses were offset by $2.0 million in tax rebates from the Australian government for qualified R&D expenditures in 2017 compared to $0.9 million in 2016.

•	G&A expenses for 2017 were $7.6 million compared to $8.4 million in 2016. The decrease was primarily attributable to decreases in non-cash stock-based compensation and other charges in 2017.

•	Net cash used in operating activities for 2017 was $9.2 million compared to $10.6 million for 2016.

•	Cash and cash equivalents as of December 31, 2017 totaled $5.1 million.

•	As of March 14, 2018, there were 13.7 million shares of common stock outstanding.

•	The audit opinion included in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 contains a going concern explanatory paragraph. The company is exploring multiple financing options.

About AmpliPhi Biosciences

AmpliPhi Biosciences Corporation is a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for patients with serious and life-threatening antibiotic-resistant bacterial infections. AmpliPhi’s lead product candidates, AB-SA01 and AB-PA01, target multidrug-resistant Staphylococcus aureus and Pseudomonas aeruginosa, which are included on the WHO’s 2017 Priority Pathogens List. Phage therapeutics are uniquely positioned to address the threat of antibiotic resistance as they can be precisely targeted to kill select bacteria, have a differentiated mechanism of action, can penetrate and disrupt biofilms (a common bacterial defense mechanism against antibiotics), are potentially synergistic with antibiotics and have been shown to restore antibiotic sensitivity to drug-resistant bacteria.

Forward Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding: AmpliPhi’s plan to present data from expanded access clinical cases to the FDA in mid-2018, obtain feedback on the path to regulatory approval, and potentially initiate a Phase 2 or registrational clinical study as early as the second half of 2018; and the potential benefits of phage therapy and the potential use of bacteriophages to treat bacterial infections, including infections that do not respond to antibiotics or are associated with biofilms. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in these forward-looking statements are risks and uncertainties associated with bacteriophage product candidate development, both generally and specifically through expanded access regulations, AmpliPhi’s financial condition, and other risks and uncertainties described in AmpliPhi’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (SEC), and AmpliPhi’s subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and AmpliPhi undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

At the Company:

Matthew Dansey

AmpliPhi Biosciences

(858) 800-4869

md@ampliphibio.com

Investor Relations:

Robert H. Uhl

Westwicke Partners

(858) 356-5932

robert.uhl@westwicke.com

Media:

David Schull or Maggie Beller

Russo Partners, LLC

(212) 845-4271

David.Schull@RussoPartnersLLC.com

Maggie.Beller@RussoPartnersLLC.com

AmpliPhi Biosciences Corporation

 Condensed Consolidated Balance Sheets

	December 31,
	2017	2016

Assets
Cash and cash equivalents	$5,132,000	$5,711,000
Prepaids and other current assets	253,000	602,000
Total current assets	5,385,000	6,313,000
Property and equipment, net	816,000	1,072,000
Intangible assets, net	4,937,000	10,768,000
Total assets	$11,138,000	$18,153,000

Liabilities and stockholders’ equity
Total current liabilities	$1,968,000	$3,538,000
Derivative liabilities	292,000	2,443,000
Deferred tax liability	1,147,000	2,449,000
Total liabilities	3,407,000	8,430,000

Stockholders’ equity	7,731,000	9,723,000
Total liabilities and stockholders’ equity	$11,138,000	$18,153,000

AmpliPhi Biosciences Corporation

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)
Revenue	$20,000	$22,000	$115,000	$260,000
Operating expenses:
Research and development	1,090,000	802,000	2,881,000	5,678,000
General and administrative	1,295,000	1,537,000	7,590,000	8,413,000
Impairment charges	-	9,547,000	5,800,000	9,547,000
Total operating expenses	2,385,000	11,886,000	16,271,000	23,638,000
Loss from operations	(2,365,000)	(11,864,000)	(16,156,000)	(23,378,000)
Other income (expense):
Change in fair value of derivative liabilities	13,000	1,791,000	2,010,000	4,538,000
Other income (expense), net	-	17,000	6,000	(554,000)
Total other income, net	13,000	1,808,000	2,016,000	3,984,000
Loss before income taxes	(2,352,000)	(10,056,000)	(14,140,000)	(19,394,000)
Income tax benefit	-	556,000	1,302,000	556,000
Net loss	(2,352,000)	(9,500,000)	(12,838,000)	(18,838,000)
Excess of fair value of consideration transferred on conversion of Series B preferred stock	-	-	-	(3,580,000)
Accretion of Series B preferred stock	-	-	-	(1,858,000)
Net loss attributable to common stockholders	$(2,352,000)	$(9,500,000)	$(12,838,000)	$(24,276,000)
Net loss per share of common stock - basic	$(0.25)	$(7.02)	$(2.01)	$(24.67)
Weighted average number of shares of common stock outstanding - basic	9,493,140	1,353,767	6,387,425	983,846
Net loss per share of common stock - diluted	$(0.25)	$(7.57)	$(2.18)	$(24.67)
Weighted average number of shares of common stock outstanding - diluted	9,493,140	1,405,608	6,574,117	983,846

AmpliPhi Biosciences Corporation

Condensed Consolidated Statement of Cash Flows

	Year Ended December 31,
	2017	2016

Operating activities:
Net loss	$(12,838,000)	$(18,838,000)
Adjustments required to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liabilities	(2,010,000)	(4,538,000)
Impairment charges	5,800,000	9,547,000
Stock-based compensation	700,000	1,995,000
Deferred taxes	(1,302,000)	(556,000)
Charge for common stock issuance	519,000	-
Costs related to equity offerings	-	569,000
Warrants and other non-cash adjustments, net	22,000	193,000
Depreciation and amortization	374,000	369,000
Changes in operating assets and liabilities, net	(457,000)	653,000
Net cash used in operating activities	(9,192,000)	(10,606,000)
Investing activities:
Purchases of property and equipment	(58,000)	(279,000)
Net cash used in investing activities	(58,000)	(279,000)
Financing activities:
Proceeds from sale of common stock and related warrants, net of offering costs	9,353,000	7,566,000
Other financing activities, net	(682,000)	(340,000)
Net cash provided by financing activities	8,671,000	7,226,000
Net decrease in cash and cash equivalents	(579,000)	(3,659,000)
Cash and cash equivalents, beginning of period	5,711,000	9,370,000
Cash and cash equivalents, end of period	$5,132,000	$5,711,000

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